EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements (Nos. 333-90319 and 333-90313) on Form S-8 of CareAdvantage, Inc. of our report dated March 4, 2003 (with respect to Note G [1], March 17, 2003), on our audit of the consolidated financial statements as of and for the year ended December 31, 2002 annual report on Form 10-KSB of CareAdvantage, Inc.


/s/ Eisner, LLP
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Eisner, LLP
New York, NY
March 28, 2003